Exhibit 99.4

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except shares and par value)	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$11,075	$38,869
Accounts receivable, net	5,570	4,152
Inventory	11,719	3,404
Prepaid expenses and other current assets	4,737	522

Total current assets	33,101	46,947
PROPERTY AND EQUIPMENT, net	1,616	722
INTANGIBLE ASSETS, net	258	515
NOTES RECEIVABLE	210	221
OTHER ASSETS	240	102

Total assets	$35,425	$48,507

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$6,118	$3,698
Accrued compensation expenses	2,206	1,668
Current portion of long-term debt	3,200	1,000
Deferred revenue	59	—

Total current liabilities	11,583	6,366
LONG-TERM DEBT	4,513	4,971
OTHER LIABILITIES	75	88

Total liabilities	16,171	11,425
COMMITMENTS AND CONTINGENCIES (Note 12)
REDEEMABLE CONVERTIBLE PREFERRED STOCK:
Series A convertible preferred stock, $0.0001 par value; 16,716,348 shares authorized and 16,620,018 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $17,451 at September 30, 2021 and December 31, 2020, respectively	14,970	14,970
Series B convertible preferred stock, $0.0001 par value; 14,262,664 shares authorized, 14,213,431 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $27,574 at September 30, 2021 and December 31, 2020, respectively	27,371	27,371
Series B-1 convertible preferred stock, $0.0001 par value; 6,133,979 shares authorized, 5,416,551 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $15,112 at September 30, 2021 and December 31, 2020, respectively	14,786	14,786
Series B-2 convertible preferred stock, $0.0001 par value; 24,027,913 shares authorized, 18,198,891 shares issued and outstanding at September 30, 2021 and December 31, 2020; liquidation preference of $53,085 at September 30, 2021 and December 31, 2020	52,379	52,379
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.0001 par value, 93,000,000 shares authorized as of September 30, 2021 and December 31, 2020, 16,790,768 and 15,327,160 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	3	2
Additional paid-in capital	18,567	3,557
Accumulated other comprehensive income (loss)	(2)	(1)
Accumulated deficit	(108,820)	(75,982)

Total stockholders’ equity (deficit)	(90,252)	(72,424)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$35,425	$48,507

The accompanying notes are an integral part of these condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2021	2020	2021	2020
NET REVENUES	$5,631	$3,500	$16,398	$7,196
COST OF REVENUES	3,032	2,184	8,962	5,027

GROSS PROFIT	2,599	1,316	7,436	2,169

OPERATING EXPENSES:
Research and development	5,804	3,062	16,325	8,142
Selling, general and administrative	3,550	2,241	23,713	5,624

Total operating expenses	9,354	5,303	40,038	13,766

LOSS FROM OPERATIONS	(6,755)	(3,987)	(32,602)	(11,597)
INTEREST EXPENSE, net of interest income of $1, $1, $4 and $2	(75)	(63)	(199)	(172)

LOSS BEFORE INCOME TAXES	(6,830)	(4,050)	(32,801)	(11,769)
PROVISION FOR INCOME TAXES	13	—	37	6

NET LOSS	$(6,843)	$(4,050)	$(32,838)	$(11,775)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.41)	$(0.27)	$(1.83)	$(0.79)

COMMON SHARES USED IN PER SHARE CALCULATION:
Basic and diluted	16,726	14,841	17,949	14,827

The accompanying notes are an integral part of these condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2021	2020	2021	2020
Net loss	$(6,843)	$(4,050)	$(32,838)	$(11,775)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax	2	—	(1)	—

Total other comprehensive income (loss)	2	—	(1)	—

TOTAL COMPREHENSIVE LOSS	$(6,841)	$(4,050)	$(32,839)	$(11,775)

The accompanying notes are an integral part of these condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED

STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Redeemable convertible preferred stock								Stockholder’s equity (deficit)
	Series A redeemable convertible preferred stock		Series B redeemable convertible preferred stock		Series B-1 redeemable convertible preferred stock		Series B-2 redeemable convertible preferred stock		Common stock		Additional paid in	Accumulated	Notes receivable-	Accumulated comprehensive
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	shareholders	income (loss)	Total
BALANCE AT JUNE 30, 2020	16,620	$14,970	14,213	$27,371	5,416	$14,786	11,942	$34,740	14,841	$1	$2,579	$(64,663)	$—	$—	$(62,083)
Issuance of common stock under employee stock option and stock award plans	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of preferred stock	—	—	—	—	—	—	6,257	18,250	—	—		—	—	—	—
Preferred stock issuance costs	—	—	—	—	—	—	—	(205)	—	—	—	—	—	—	—
Stock-based compensation expense related to stock awards	—	—	—	—	—	—	—	—	—	—	163	—	—	—	163
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(4,050)	—	—	(4,050)

BALANCE AT SEPTEMBER 30, 2020	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,785	14,841	$1	$2,742	$(68,713)	$—	$—	$(65,970)

	Series A redeemable convertible preferred stock		Series B redeemable convertible preferred stock		Series B-1 redeemable convertible preferred stock		Series B-2 redeemable convertible preferred stock		Common stock		Additional paid in	Accumulated	Notes receivable-	Accumulated comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	shareholders	income (loss)	Total
BALANCE AT DECEMBER 31, 2019	16,620	$14,970	14,213	$27,371	5,416	$14,786	—	$—	14,655	$1	$2,479	$(56,938)	$—	$—	$(54,458)
Issuance of common stock under employee stock option and stock award plans	—	—	—	—	—	—	—	—	186	—	26	—	—	—	26
Issuance of preferred stock	—	—	—	—	—	—	18,199	53,085	—	—		—	—	—	—
Preferred stock issuance costs	—	—	—	—	—	—	—	(300)	—	—		—	—	—	—
Stock-based compensation expense related to employee and non-employee stock awards	—	—	—	—	—	—	—	—	—	—	221	—	—	—	221
Issuance of warrants	—	—	—	—	—	—	—	—	—	—	16	—	—	—	16
Net loss	—	—	—	—	—	—	—	—	—	—	—	(11,775)	—	—	(11,775)

BALANCE AT SEPTEMBER 30, 2020	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,785	14,841	$1	$2,742	$(68,713)	$—	$—	$(65,970)

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED

STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Redeemable convertible preferred stock								Stockholder’s equity (deficit)
	Series A redeemable convertible preferred stock		Series B redeemable convertible preferred stock		Series B-1 redeemable convertible preferred stock		Series B-2 redeemable convertible preferred stock		Common stock		Additional paid in	Accumulated	Notes receivable-	Accumulated comprehensive
(in thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	shareholders	income (loss)	Total
BALANCE AT JUNE 30, 2021	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,379	16,345	$3	$18,295	$(101,977)	$—	$(4)	$(83,683)
Issuance of common stock under employee stock option and stock award plans	—	—	—	—	—	—	—	—	446	—	71	—	—	—	71
Stock-based compensation expense related to employee and non-employee stock awards	—	—	—	—	—	—	—	—	—	—	201	—	—	—	201
Recission of common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	2	2
Net loss	—	—	—	—	—	—	—	—	—	—	—	(6,843)	—	—	(6,843)

BALANCE AT SEPTEMBER 30, 2021	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,379	16,791	$3	$18,567	$(108,820)	$—	$(2)	$(90,252)

	Series A redeemable convertible preferred stock		Series B redeemable convertible preferred stock		Series B-1 redeemable convertible preferred stock		Series B-2 redeemable convertible preferred stock		Common stock		Additional paid in	Accumulated	Notes receivable-	Accumulated comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	shareholders	income (loss)	Total
BALANCE AT DECEMBER 31, 2020	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,379	15,327	$2	$3,557	$(75,982)	$—	$(1)	$(72,424)
Issuance of common stock under employee stock option and stock award plans	—	—	—	—	—	—	—	—	5,785	1	1,476	—	(1,183)	—	294
Stock-based compensation expense related to employee and non-employee stock awards	—	—	—	—	—	—	—	—	—	—	14,765	—	—	—	14,765
Recission of common stock awards	—	—	—	—	—	—	—	—	(4,321)	—	(1,231)	—	1,183	—	(48)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	(1)	(1)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(32,838)	—	—	(32,838)

BALANCE AT SEPTEMBER 30, 2021	16,620	$14,970	14,213	$27,371	5,416	$14,786	18,199	$52,379	16,791	$3	$18,567	$(108,820)	$—	$(2)	$(90,252)

The accompanying notes are an integral part of these condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended September 30,
(In thousands)	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,838)	$(11,775)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	278	276
Amortization of intangibles	253	—
Other non-cash (income) expenses	50	(1)
Amortization of deferred rent	(35)	14
Stock-based compensation expense	14,765	221
Amortization of debt discount and issuance costs	9	4
Change in operating assets and liabilities:
Accounts receivable	(1,418)	(1,611)
Inventory	(8,315)	(1,547)
Prepaid expenses and other current assets	(101)	(79)
Other assets	(138)	—
Accounts payable, accrued compensation and other expenses	2,639	1,929
Deferred revenue	59	(216)

Net cash used in operating activities	(24,792)	(12,785)

CASH FLOWS FROM INVESTING ACTIVITIES:
Asset acquisition	(680)	—
Investment purchases	(634)	—
Purchases of property and equipment	(1,213)	(223)
Repayment of notes receivable	2	—

Net cash used in investing activities	(2,525)	(223)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	—	53,085
Payment of preferred stock issuance costs	—	(300)
Payment of deferred offering costs	(2,503)	—
Proceeds from issuance of common stock in connection with stock options exercised	294	26
Proceeds from issuance of long-term debt	2,000	6,000
Principal payments on long-term debt	(267)	(4,800)
Payment of debt issuance costs	—	(20)

Net cash (used in) provided by financing activities	(476)	53,991

Effect of exchange rate changes on cash	(1)	—

NET INCREASE (DECREASE) IN CASH, CASH-EQUIVALENTS AND RESTRICTED CASH	(27,794)	40,983
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	38,869	6,118

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$11,075	$47,101

NON-CASH FINANCING ACTIVITIES
Deferred offering costs in other current assets and accounts payable and accrued expenses	$977	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

1. ORGANIZATION AND BASIS OF PRESENTATION

Navitas Semiconductor Limited (“Navitas IE” or collectively with its consolidated subsidiaries, “Navitas” or the “Company”), is a private company limited by shares organized under the Laws of Ireland and is domesticated in the State of Delaware as Navitas Semiconductor Ireland, LLC, a Delaware limited liability company. Navitas was founded in 2013 and has since been developing ultra-efficient gallium nitride (GaN) semiconductors. The Company presently operates as a product design house that contracts the manufacturing of its chips and packaging to partner suppliers. Navitas maintains its operations around the world, including the United States, Hong Kong, China, Taiwan and the Philippines.

Reorganization

Navitas Semiconductor USA, Inc. (“Navitas U.S.”) was incorporated in the State of Delaware on October 25, 2013. In 2020, Navitas U.S. initiated a restructuring to streamline its worldwide legal entity structure and more efficiently align its business operations (the “Restructuring”). The Restructuring introduced wholly owned subsidiaries in Hong Kong and China as well as the addition of Navitas IE, an entity registered in Ireland and the U.S., as the parent of Navitas U.S. and the other Navitas subsidiaries. In connection with the Restructuring, effective September 1, 2020, Navitas IE acquired certain intellectual property and other intangible assets from Navitas U.S. and, after the Restructuring, contracts directly with customers. The transfer of intellectual property and other intangible assets by Navitas U.S. to Navitas IE in connection with the Restructuring was among entities within the same consolidated group, and as a result, did not result in any gain or loss to the Company. Navitas IE is treated as a corporation for U.S. federal income tax purposes and is a tax resident in both Ireland and the United States. See Note 11.

Business combination

On May 6, 2021, the Company entered into a business combination agreement and plan of reorganization (the “Business Combination Agreement” or “BCA”) with Live Oak Acquisition Corp. II, (“Live Oak”). Pursuant to the BCA, through a series of transactions, the Company merged with and into Live Oak effective October 19, 2021, with the Company’s newly formed parent, Navitas Semiconductor Corporation (“Navitas Corp” or after the Business Combination, the “Company”, formerly named Live Oak Acquisition Corp. II), surviving the transaction.

References to the “Company” in these financial statemetns refer to Navitas Semiconductor Limited before the consummation of the Business Combination or Navitas Semiconductor Corporation after the Business Combination, as the context suggests.

On October 19, 2021 (the “Closing Date”), Navitas Semiconductor Corporation, a Delaware corporation (formerly named Live Oak Acquisition Corp. II (“LOKB”)) (the “Company”), consummated (the “Closing”) the previously announced Business Combination (as defined below) pursuant to that certain business combination agreement and plan of reorganization (the “Business Combination Agreement”), dated as of May 6, 2021, by and among LOKB, Live Oak Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of LOKB (“Merger Sub”), and Navitas Semiconductor Limited, a private company limited by shares organized under the laws of Ireland (“Navitas Ireland”) with a dual existence as a domesticated limited liability company in the State of Delaware as Navitas Semiconductor Ireland, LLC (“Navitas Delaware”, and together with Navitas Ireland, “Legacy Navitas”).

Pursuant to the terms of the Business Combination Agreement, the Business Combination between LOKB and Legacy Navitas was effected through (i) a tender offer to acquire the entire issued share capital of Navitas Ireland (other than Navitas Ireland Restricted Shares (as defined below)) in exchange for the Tender Offer Consideration (as defined below) (the “Tender Offer”) and (ii) the merger of Merger Sub with and into Navitas Delaware (the “Merger”) and together with the Tender Offer and the other transactions related thereto, the “Business Combination”), with Navitas Delaware surviving the Merger as a wholly owned subsidiary of the Company, and as a result of the Tender Offer and the Merger, Legacy Navitas became a wholly owned direct subsidiary of LOKB.

A total of 72,143,708 Navitas Ireland Shares (as defined below) were validly tendered (and not withdrawn) pursuant to the Tender Offer. The “Tender Offer Consideration” for all outstanding ordinary shares of Navitas Ireland, par value of $ 0.0001 per share (the “Navitas Ireland Common Shares”) (other than the outstanding restricted Navitas Ireland Common Shares granted pursuant to the 2020 Equity Incentive Plan (the “Navitas Ireland Restricted Shares”), and all Navitas Ireland Series A Preferred Shares, Navitas Ireland Series B Preferred Shares, Navitas Ireland Series B-1 Preferred Shares and Navitas Ireland Series B-2 Preferred Shares (the “Navitas Ireland Preferred Shares” and together with the Navitas Ireland Common Shares, the “Navitas Ireland Shares”) accepted pursuant to the Tender Offer, was comprised of (i) the aggregate offer price of 39,477,026 shares (the “Tender Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and (ii) the contingent right to receive during the five-year period following the Closing, but excluding the first 150 days following the Closing (the “Earnout Period”), certain additional shares of Common Stock as specified in the Business Combination Agreement (the “Tender Earnout Shares”), which, together with the Merger Earnout Shares and certain shares of Common Stock that may become issuable to equity award holders and/or warrant holders, will be comprised of up to 10,000,000 additional shares of Common Stock in the aggregate (the “Earnout Shares”), in three equal tranches, upon the satisfaction of certain price targets set forth in the Business Combination Agreement, which price targets will be based upon the volume-weighted average closing sale price of one share of Common Stock quoted on the Nasdaq Global Market (“NASDAQ”), for any twenty (20) trading days within any thirty (30) consecutive trading day period within the Earnout Period.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

At the effective time of the Merger (the “Effective Time”) all of the issued and outstanding limited liability company interests represented by the ordinary shares of Navitas Delaware, par value $0.0001 per share (each a “Navitas Delaware Common Share”) (other than the outstanding restricted Navitas Delaware Common Shares granted pursuant to the 2020 Equity Incentive Plan (the “Navitas Delaware Restricted Shares”)) and each Navitas Delaware Series A Preferred Share, Navitas Delaware Series B Preferred Share, Navitas Delaware Series B-1 Preferred Share and Navitas Delaware Series B-2 Preferred Share (collectively, the “Navitas Delaware Preferred Shares” and together with the Navitas Delaware Common Shares, the “Navitas Delaware Shares”), were converted into an aggregate of 39,477,026 shares of Common Stock (the “Merger Shares”) and (ii) the contingent right to receive during the Earnout Period certain additional shares of Common Stock as specified in the Business Combination Agreement (the “Merger Earnout Shares”), in three equal tranches, upon the satisfaction of certain price targets set forth in the Business Combination Agreement, which price targets will be based upon the volume-weighted average closing sale price of one share of Common Stock quoted on the NASDAQ, for any twenty (20) trading days within any thirty (30) consecutive trading day period within the Earnout Period.

In connection with the Business Combination Agreement, in a private placement of its securities, LOKB entered into PIPE subscription agreements with certain third-party investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase, and LOKB agreed to sell to the PIPE Investors, an aggregate of 17,300,000 shares of Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $173.0 million. The PIPE Shares were issued concurrently with the Closing of the Business Combination on the Closing Date.

LOKB held a special meeting of its stockholders on October 12, 2021 (the “Special Meeting”). At the Special Meeting, the LOKB stockholders considered and adopted, among other matters, the Business Combination Agreement. Prior to the Special Meeting, the holders of 10,135,544 shares of LOKB’s common stock sold in its initial public offering (the “Public Shares”) exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate redemption price of approximately $101.4 million, which redemption occurred concurrent with the Closing of the Business Combination. The per share redemption price of approximately $10.00 for holders of Public Shares electing redemption was paid out of LOKB’s trust account, which after taking into account the redemptions, had a balance immediately prior to the Closing of approximately $152 million.

On the Closing Date, the following transactions (collectively, the “Transactions”) were completed:

•	LOKB acquired all of the issued and allotted Navitas Ireland Shares pursuant to the Tender Offer;

•	Merger Sub merged with and into Navitas Delaware, with Navitas Delaware surviving as a wholly-owned subsidiary of Navitas Corp;

•

each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time was automatically converted into one validly issued, fully paid and nonassessable limited liability company interest of Navitas Delaware held by the Navitas Corp, which limited liability company interest constitutes the only outstanding limited liability company interest of Navitas Delaware;

•	all issued and outstanding Navitas Ireland Shares (other than Navitas Ireland Restricted Shares) converted into an aggregate of 39,477,026 shares of Common Stock;

•

all issued and outstanding Navitas Delaware Shares (other than Navitas Delaware Restricted Shares, shares held by the Company, Sponsor or held in treasury) converted into an aggregate of 39,477,026 shares of Common Stock;

•	all Navitas Delaware Shares held in treasury were canceled without any conversion thereof;

•

all of the outstanding options of Navitas Delaware and Navitas Ireland to acquire Navitas Delaware Common Shares or Navitas Ireland Common Shares, respectively, were assumed by Navitas Corp and converted into options to acquire an aggregate of 11,276,706 shares of Common Stock;

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

•

all of the outstanding Navitas Delaware restricted stock units and Navitas Ireland restricted stock units were assumed by Navitas Corp and converted into awards of restricted stock units (“RSUs”) to acquire an aggregate of 4,525,344 shares of Common Stock;

•

all of the outstanding warrants of Navitas Delaware and Navitas Ireland to acquire Navitas Delaware Common Shares, Navitas Delaware Preferred Shares, Navitas Ireland Common Stock, or Navitas Ireland Preferred Stock, respectively, were assumed by the Company and converted into warrants to acquire an aggregate of 375,189 shares of Common Stock;

•

all of the 6,315,000 outstanding shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), held by the Sponsor were converted into an aggregate of 6,315,000 shares of Common Stock;

•

all of the outstanding Company units were separated into one share of Common Stock and one-third (1/3) of one warrant to purchase one share of Common Stock at an exercise price of $11.50 per share (the “Warrants”); and

•	the Company issued an aggregate of 17,300,000 shares of Common Stock to the PIPE Investors pursuant to the closing of the PIPE (as defined below).

As a result of the foregoing Transactions (including the redemptions described above), as of the Closing Date and immediately following the completion of the Merger and the PIPE, Navitas Corp. had the following outstanding securities:

•	117,733,507 shares of Common Stock;

•	options to acquire an aggregate of 11,276,706 shares of Common Stock;

•	RSUs to acquire an aggregate of 4,525,344 shares of Common Stock; and

•	8,433,333 public Warrants and 4,666,667 Private Placement Warrants (as defined below), each exercisable for one share of Class A Common Stock at a price of $11.50 per share.

Liquidity

Primarily as a result of ongoing product development investments, the Company has incurred recurring losses and negative cash flows from operating activities since its inception, including net losses of $32,838 and $19,044 for the nine months ended September 30, 2021 and year ended December 31, 2020, respectively. The Company expects to continue to invest in product development and generate operating losses in the near future.

The Company received approximately $325 million of gross proceeds on October 19, 2021 upon Closing of the Business Combination. The Company believes its liquidity is sufficient to allow continued operations for more than one year after the date the financial statements are available to be issued.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Basis of Presentation

The accompanying condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. The condensed consolidated balance sheet as of December 31, 2020 has been derived from the audited consolidated financial statements as of that date but does not include all of the information and footnotes included in such audited consolidated financial statements. The interim information is unaudited and excludes some of the disclosures required in annual financial statements. Management believes it has made all necessary adjustments such that the condensed consolidated financial statements are presented fairly. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. The condensed consolidated financial statements include the accounts of the Company, its wholly-owned or majority-owned subsidiaries and entities in which the Company is deemed to have a direct or indirect controlling financial interest based on either a variable interest model or voting interest model. For all periods presented, the Company did not have an interest in any variable interest entities. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. SIGNIFICANT ACCOUNTING POLICIES AND RECENT ACCOUNTING PRONOUNCEMENTS

Significant Accounting Policies and Estimates

Segment Reporting

The Company is organized and operates as one reportable segment, the design, development, manufacture and marketing of integrated circuits and related components for use primarily in mobile device and other markets. The Company’s chief operating decision maker, the Chief Executive Officer, reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance.

Revenue Recognition

The Company recognizes revenue under the core principle of depicting the transfer of control to the Company’s customers in an amount reflecting the consideration to which the Company expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

Product revenues consist of sales to distributors, original equipment manufacturers, or OEMs, and merchant power supply manufacturers. The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with a customer. In situations where sales are to a distributor, the Company has concluded that its contracts are with the distributor as the Company holds a contract

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

bearing enforceable rights and obligations only with the distributor. As part of its consideration of the contract, the Company evaluates certain factors including the customer’s ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations. In determining the transaction price the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which the Company expects to be entitled. As the Company’s standard payment terms are less than one year, the Company has elected the practical expedient to not assess whether a contract has a significant financing component. The Company has entered into warrant agreements for preferred and common stock with certain investors who are downstream users of the Company’s products. The Company considers the warrants, which are subject to the achievement of revenue-based performance incentives, to be a form of consideration payable to customers. Accordingly, any value attributable to the warrants is accounted for as a reduction of the transaction price.

The Company allocates the transaction price to each distinct performance obligation based on their relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable input which depicts the price as if sold to a similar customer in similar circumstances. Revenue is recognized when control of the product is transferred to the customer (i.e., when the Company’s performance obligation is satisfied), which typically occurs at shipment. Further, in determining whether control has transferred, the Company considers if there is a present right to payment and legal title, along with risks and rewards of ownership having transferred to the customer.

When the Company receives orders for products to be delivered over multiple dates that may extend across several reporting periods, the Company invoices for each delivery upon shipment and recognizes revenues for each distinct product delivered. The Company has also elected the practical expedient to expense commissions when incurred as the amortization period of the commission asset the Company would have otherwise recognized is less than one year.

Sales to international customers that are shipped from the Company’s facility outside of the United States are pursuant to EX Works, or EXW, shipping terms, meaning that control of the product transfers to the customer upon shipment from the Company’s or its vendors’ foreign warehouse.

Sales to most distributors are made under terms allowing certain limited rights of return (known as “stock rotation”) of the Company’s products held in their inventory or upon sale to their end customers. Revenue from sales to distributors is recognized upon the transfer of control to the distributor. Stock rotation rights grant the distributor the ability to return certain specified amounts of inventory. Stock rotation adjustments are an additional form of variable consideration and are also estimated using the expected value method based on historical return rates. Historically, distributor stock rotation adjustments have not been material.

The Company generally provides an assurance warranty that its products will substantially conform to the published specifications for twelve months from the date of shipment. The Company’s liability is limited to either a credit equal to the purchase price or replacement of the defective part. Returns under warranty have historically not been material. As such, the Company does not record a specific warranty reserve.

Revenue received from customers in advance of the Company shipping the related product is considered a contract liability and is included in deferred revenue on the Company’s condensed consolidated balance sheet.

Inventory

Inventory (which consist of costs associated with the purchases of wafers from offshore foundries and of packaged components from offshore assembly manufacturers, as well as internal labor and overhead, including depreciation and amortization, associated with the testing of both wafers and packaged components) are stated at the lower of cost (first-in, first-out) or market. The Company periodically reviews inventory for potential obsolescence based upon an aging analysis of the inventory on hand, specifically known inventory-related risks, and assumptions about future demand and market conditions. Inventory items determined to be impaired are reduced to their net realizable values.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Stock-based compensation

The Company measures and recognizes compensation expense for all stock-based awards based on the grant date fair value of the awards. The Company recognizes compensation expense over the requisite service period in the statements of operations for restricted stock awards.

The fair value of stock option awards to employees and restricted stock awards to non-employees with service based vesting conditions is estimated using the Black-Scholes option pricing model. The value of an award is recognized as expense over the requisite service period in the statements of operations.

The option pricing model requires management to make assumptions and to apply judgment in determining fair value of the awards. The most significant assumptions and judgments include the expected volatility, risk-free interest rate, expected dividend rate and expected term of the award. The expected volatility of the awards is based on historical volatility of selected public companies within the Company’s industry. The risk-free interest rate is based on the implied yield currently available on U.S. Treasury notes with term approximately equal to the expected term of the awards. The expected dividend rate is zero as the Company currently has no history or expectation of cash dividends on its common stock.

The Company has adopted the practical expedient for determining the expected term of stock option awards, which is the midpoint between the end of the vesting term and the expiration of the award. The Company has elected to account for forfeitures as they occur.

The Company elected to treat share-based payment awards with graded vesting schedules and time-based service conditions as a single award and recognize compensation expense on a straight-line basis over the requisite service period.

Debt issuance costs and debt discounts

The Company records debt issuance costs and debt discounts, net of accumulated amortization, as direct deductions from the principal balance of its long-term debt to which they relate. Amortization is reported as a component of interest expense and is computed using the effective interest method.

Income Taxes

Current income tax expense is an estimate of current income taxes payable or refundable in the current fiscal year based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences and carry-forwards that are recognized for financial reporting and income tax purposes.

The Company recognizes deferred tax assets and liabilities based on the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, utilizing the tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company recognizes valuation allowances to reduce any deferred tax assets to the amount that it estimates will more likely than not be realized based on available evidence and management’s judgment. In the event that the Company determines, based on available evidence and management judgment, that all or part of the net deferred tax assets will not be realized in the future, it would record a valuation allowance in the period the determination is made. In addition, the calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. Resolution of these uncertainties in a manner inconsistent with the Company’s expectations could have a material impact on the Company’s results of operations and financial position.

Accounts receivable

Accounts receivable are reported as the amount management expects to collect from outstanding balances. Management performs an analysis of the current status of each individual customer account to determine the appropriate level for the allowance for doubtful accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off against the allowance for doubtful accounts. As of September 30, 2021, and December 31, 2020, all receivables were considered collectible.

Intangible Assets

Intangible assets are evaluated for impairment on an annual basis, or sooner if indicators exist for a potential impairment.

Long-lived assets, such as property and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Cash and Cash Equivalents

The Company considers cash invested in highly liquid financial instruments with maturities of three months or less at the date of purchase to be cash equivalents. As of September 30, 2021, December 31, 2020, September 30, 2020 and December 31, 2019, cash, cash equivalents and restricted cash per the statements of cash flows was as follows:

	September 30, 2021	December 31, 2020	September 30, 2020	December 31, 2019
Cash and cash equivalents	$11,075	$38,869	$47,101	$5,970
Restricted cash	—	—	—	148

Total cash, cash equivalents and restricted cash	$11,075	$38,869	$47,101	$6,118

Stock Subject to Possible Redemption

We account for common and preferred stock subject to possible redemption in accordance with the accounting guidance applicable to distinguishing liabilities from equity. Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable stock (including preferred stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common and preferred stock is classified as stockholders’ equity. The Company’s preferred stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at September 30, 2021, all of the Company’s preferred stock is considered subject to possible redemption and is presented as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Research and Development

Costs related to research, design, and development of our products are expensed as incurred. Research and development expense consists primarily of pre-production costs related to the design and development of our products and technologies, including costs related to contracted non-recurring engineering services. These expenses include employee compensation, benefits and related costs of sustaining our engineering teams, project material costs, third party fees paid to consultants, prototype development expenses, and other costs incurred in the product and technology design and development processes.

Emerging Growth Company

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Recent Accounting Developments

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), whereby lessees will be required to recognize for all leases at the commencement date a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. A modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements must be applied. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. The FASB issued Accounting Standards Updates 2019-10 and ASU 2020-05, which changed some effective dates for ASU 2016-02 on leasing. After applying ASU 2019-10 and 2020-05, ASU 2016-02 is effective for annual periods beginning after December 15, 2021, and interim periods within those fiscal years for public business entities. The adoption of the new standard is expected to result in the recognition of lease liabilities and right-of-use assets as of January 1, 2022. The Company is currently evaluating the impact of the new standard on its condensed consolidated financial statements and related disclosures.

Credit Losses

In June 2016, the FASB amended guidance related to impairment of financial instruments as part of ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. This ASU requires entities to measure the impairment of certain financial instruments, including accounts receivable, based on expected losses rather than incurred losses. For non-public business entities, this ASU is effective for fiscal years beginning after December 15, 2022, with early adoption permitted, and will be effective for the Company beginning in 2023. The Company is currently evaluating the impact of the new standard on the Company’s condensed consolidated financial statements and related disclosures.

3. PROPERTY AND EQUIPMENT, NET

At September 30, 2021 and December 31, 2020, property and equipment, net consist of the following:

	September 30, 2021	December 31, 2020
Furniture and fixtures	$265	$164
Computers and other equipment	2,285	1,591
Leasehold improvements	553	135

	3,103	1,890
Accumulated depreciation	(1,487)	(1,168)

Total	$1,616	$722

For the three and nine months ended September 30, 2021 and 2020, depreciation expense was $112, $278, $84 and $276, respectively, and was determined using the straight-line method over the following estimated useful lives:

Furniture and fixtures	3 – 7 years
Computers and other equipment	2 – 5 years
Leasehold improvements	2 – 5 years

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

4. INVENTORY

Inventory consists of the following:

	September 30, 2021	December 31, 2020
Raw materials	$3,427	$1,042
Work-in-process	6,991	1,991
Finished goods	1,301	371

Total	$11,719	$3,404

5. FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

The accounting guidance on fair value measurements, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the guidance establishes a three-tier value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices for identical assets in active markets; (Level 2) inputs other than the quoted prices in active markets that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions. This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The short-term nature of the Company’s cash and cash equivalents, accounts receivable and accounts payable causes each of their carrying values to approximate fair value. Please see Note 6 for the fair value of the Company’s outstanding debt obligations.

The Company did not transfer any investments between level 1 and level 2 of the fair value hierarchy in the nine months ended September 30, 2021 and 2020. There were no level 3 assets or liabilities for any period presented.

6. DEBT OBLIGATIONS

On April 29, 2020, the Company entered into a loan and security agreement with a new bank (the “Term Loan”), which provides for term advances up to $8,000. The loan is divided into three term advances, First Term Advance, Second Term Advance and Third Term Advance. The First Term Advance has a maximum available amount of $6,000. The Second Term Advance has a maximum available amount of $1,000 and was subject to the Company receiving aggregate net proceeds from Series B-2 Preferred Stock of $29,800 by no later than September 30, 2020. The Third Term Advance has a maximum available amount of $1,000 and was subject to the Company receiving aggregate net proceeds from Series B-2 Preferred Stock of $39,900 by no later than September 30, 2020. As of December 31, 2020, the Company had met all of the fundraising conditions. The Term Loan bears interest at a rate equal to the greater of (i) US Prime Rate plus 0.75% and (ii) 4% and is collateralized by all assets of the Company. As of December 31, 2020, and September 30, 2021, the interest rate was 4%. The loan is payable in monthly installments beginning September 1, 2021 with a final maturity date of January 1, 2024. Concurrent with the execution of the Term Loan, the Company borrowed $6,000 and paid off the outstanding principal balance and accrued interest on its then-existing long-term debt with a different bank, fully satisfying its obligations. On August 1, 2021, the Company drew down $2,000, the maximum available amount under the Second Term Advance and Third Term Advance.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

In connection with execution of the Term Loan, the Company issued warrants to the bank (see Note 9). The fair value of the warrants at the date of issuance was $16 and was recorded as debt discount, subject to amortization using the effective interest rate method over the term of the loan.

Under the terms of the previously outstanding loan, as amended on March 6, 2018, the Company was able to borrow up to $7,000. Term loan borrowings bore interest at the lower of the bank’s prime rate plus 0.75% or 5.0% (5% at December 31, 2019). Interest was payable monthly from the date of the first borrowing. Principal was payable in 30 equal monthly installments beginning July 1, 2019 through the amended maturity date of December 1, 2021.

Amortization of debt discount and issuance costs for three and nine months ended September 30, 2021 and 2020 was $3, $9, $1 and $2, respectively.

The Term Loan agreement contains certain restrictive covenants. At September 30, 2021, the Company is in compliance with all such covenants.

The following is a summary of the carrying value of long-term debt as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Note payable	$7,733	$6,000
Less: Current portion	(3,200)	(1,000)
Less: Debt discount and issuance costs	(20)	(29)

Note payable, net of current portion	$4,513	$4,971

As of September 30, 2021, future scheduled principal payments of debt obligations were as follows:

Fiscal Year
Remainder of 2021	$800
2022	3,200
2023	3,200
2024	533
2025	—
Thereafter	—

Total	$7,733

7. SHARE BASED COMPENSATION:

2020 Equity Incentive Plan

The 2020 Equity Incentive Plan (the “Plan”) was adopted by the Company’s board of directors on August 5, 2020, as an amendment and restatement of the 2013 Equity Incentive Plan (“2013 Plan”). The Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit (RSU) awards, stock appreciation rights, and other stock awards to employees, directors and consultants. Pursuant to the Plan, the exercise price for incentive stock options and non-statutory stock options is generally at

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

least 100% of the fair market value of the underlying shares on the date of grant. Options generally vest over 48 months measured from the date of grant. Options generally expire no later than ten years after the date of grant, subject to earlier termination upon an optionee’s cessation of employment or service. Certain options are subject to accelerated vesting upon a change in control (as defined by the Plan).

Under the terms of the Plan, the Company is authorized to issue 18,899,285 shares of common stock awards. As of September 30, 2021, excluding the impact of forfeitures and other transactions that impact the number of shares issuable under the Plan, the Company has issued 13,112,808 stock options to its employees and consultants and 7,804,809 shares of restricted stock to employees, directors and consultants under the Plan.

Stock-Based Compensation

The Company recognizes the fair value of stock-based compensation in its financial statements over the requisite service period of the individual grants, which generally equals a four-year vesting period. The Company uses estimates of volatility, expected term, risk-free interest rate and dividend yield in determining the fair value of these awards and the amount of compensation expense to recognize. The Company uses the straight-line method to amortize all stock awards granted over the requisite service period of the award.

The following table summarizes the stock-based compensation expense recognized for the three and nine month periods ended September 30, 2021 and 2020:

	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2021	2020	2021	2020
Cost of revenues	$—	$—	$163	$—
Research and development	68	151	1,698	175
Selling, general and administrative	133	12	12,904	46

Total stock-based compensation expense	$201	$163	$14,765	$221

Stock options

Generally, stock options granted under the Plan have 10-year terms and vest 1/4th on the anniversary of the vesting commencement date and 1/48th monthly thereafter. Stock options with performance vesting conditions begin to vest upon achievement of the performance condition. Expense is recognized beginning in the period in which performance is considered probable.

The fair value of incentive stock options issued was estimated using the Black-Scholes model with the following weighted-average assumptions used during the nine months ended September 30, 2021:

2021
Risk-free interest rates	0.42%
Expected volatility rates	44%
Expected dividend yield	—
Expected term (in years)	6
Weighted-average grant date fair value of options	$0.48

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

A summary of stock options outstanding as of September 30, 2021, and activity during the nine months then ended, is presented below:

	Shares (In thousands)		Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (In years)
Outstanding at December 31, 2020	11,861		$0.51	7.8
Granted	190		1.16
Exercised	(1,465	)1	0.17
Forfeited or expired	(53)		1.14
Cancelled	(135)		1.16

Outstanding at September 30, 2021	10,398		$0.56	7.4

Vested and Exercisable at September 30, 2021	6,353		$0.32	6.8

1 Net of 240 options exercised in the first quarter of 2021 which were subsequently rescinded in the three months ended June 30, 2021.

A summary of unvested stock options outstanding as of September 30, 2021, and activity during the nine months then ended, is presented below:

	Shares (In thousands)	Weighted Average Fair Value
Unvested options outstanding at December 31, 2020	5,935	$0.33
Granted	190	0.48
Vested	(1,892)	0.24
Forfeited or expired	(53)	0.47
Cancelled	(135)	0.48

Unvested options outstanding at September 30, 2021	4,045	$0.38

During the nine months ended September 30, 2021, the Company recognized $492 of stock-based compensation expense for the vesting of outstanding stock options. At September 30, 2021, unrecognized compensation cost related to unvested awards totaled $1,285. The weighted-average period over which this remaining compensation cost will be recognized is 2.5 years.

Restricted common stock

In 2020, the Company awarded 485,959 common shares to an investor as consideration for consulting services. The Company recognized $282 and $0 of stock-based compensation expense for vesting during the nine months ended September 30, 2021 and 2020, based on grant date fair value per share of $1.16. As of September 30, 2021, the awards were fully vested.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

In February 2021, certain members of senior management entered into amended employment agreements, which provided for the right to purchase restricted Navitas common shares at fair market value per share. These restricted shares vest over terms of up to four years, subject to various performance conditions. The purchases were funded with full recourse promissory notes bearing interest at rates ranging from 0.48% to 0.56% per annum. Restricted common stockholders are entitled to all of the rights of common stockholders.

The share purchase agreements and related promissory notes were based on an initial grant date fair value of $0.29 per share based on a valuation report obtained from a third party, however, the Company later determined that the appropriate fair value at the date of grant was $5.53 per share. Restricted common stock issued at prices below fair value are recognized in compensation expense over the vesting term based on fair value at grant. On May 26, 2021, the Navitas Board and certain executives jointly decided to rescind the restricted stock awards granted to these executives on February 12, 2021, as well as the associated recourse promissory notes and the amendment to the executives’ employment agreements and the Company agreed to indemnify the executives from any personal tax consequences related to the rescission of these awards. As a result, the Company recognized $12,330 of additional stock-based compensation expense in the financial statements during the three months ended June 30, 2021. Such amount represents the recognition of compensation expense related to the unrecognized compensation cost at the rescission date. For the three and nine months ended September 30, 2021, the Company recognized compensation expense of $12,330 and $13,772, respectively, for restricted stock awards issued at prices below the grant date fair value of the awards.

On August 25, 2021, the Company granted an aggregate amount of 4,135,000 Navitas Restricted Stock Units (“RSU”s) under the Plan to certain members of senior management pursuant to restricted stock unit agreements (collectively, the “RSU Agreements”). Each RSU represents the right to receive one share of Common Stock of the Company, subject to the vesting and other terms and conditions set forth in the RSU Agreements and the Plan. Up to 3,500,000 of these RSU awards vest in three equal instalments over a three-year period subject to the occurrence of an IPO (which includes the Business Combination), subject to an accelerated vesting schedule, based on the satisfaction of certain valuation and price targets. Up to 500,000 RSUs vest on the six-month anniversary of the grant date, subject to the occurrence of an IPO and certain valuation targets. Due to the IPO performance condition, no expense was recognized for these IPO performance RSUs as of September 30, 2021. Up to 52,500 RSUs vest upon the occurrence of an IPO, while the remaining 82,500 RSUs vest as specified by the RSU Agreement over a period of approximately three years.

A summary of restricted stock awards (“RSA”s) and RSUs outstanding as of September 30, 2021, and activity during the nine months then ended, is presented below:

.

Restricted Common Stock Awards	Shares (In thousands)		Weighted- Average Issuance Price	Weighted- Average Grant Date Fair Value Per Share
Outstanding at December 31, 2020	—		$—	$—
Granted	4,081	(1)	0.29	5.53
Vested	—	(1)	—	—
Forfeited	—		—	—
Rescinded	(4,081)		0.29	5.53

Outstanding at September 30, 2021	—		$—	$—

RSU Awards	Shares (In thousands)	Weighted- Average Grant Date Fair Value Per Share
Outstanding at December 31, 2020	—	$—
Granted	4,135	10.53
Vested	—	—
Forfeited	—	—

Outstanding at September 30, 2021	4,135	$10.53

(1)	All shares awarded, both 271 which were vested prior to rescission and the remaining unvested shares, were rescinded for no consideration in the second quarter of 2021.

During the nine months ended September 30, 2021, the Company recognized $14,273 of stock-based compensation expense for the vesting of RSAs and RSUs. At September 30, 2021, unrecognized compensation cost related to unvested RSU awards totaled $813. The weighted-average period over which this remaining compensation cost is expected be recognized is 0.9 years.

8. SIGNIFICANT CUSTOMERS AND CREDIT CONCENTRATIONS

Customer Concentration

Nearly all of the Company’s revenues are attributable to sales of the Company’s products to distributors of electronic components. These distributors sell the Company’s products to a range of end users, including OEMs and merchant power supply manufacturers.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

The following customers represented 10% or more of the Company’s net revenues for the respective periods:

	Nine Months Ended September 30,
Customer	2021	2020
Distributor A	21%	49%
Distributor B	13	*
Distributor C	19	20
Distributor D	27	12
Distributor E	*	19

* Total customer revenue was less than 10% of net revenues.

No other customers accounted for 10% or more of the Company’s net revenues in the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consisted principally of cash, cash equivalents and trade receivables. The Company maintains its cash and cash equivalents with high-credit quality financial institutions. At times, such amounts may exceed federally insured limits. The Company has not experienced any losses on cash or cash equivalents held at financial institutions. The Company does not have any off-balance-sheet credit exposure related to its customers.

The following customers represented 10% or more of accounts receivable:

	As of September 30,
Customer	2021	2020
Distributor A	17%	41%
Distributor B	*	*
Distributor C	16	13
Distributor D	14	15
Distributor E	*	29
Distributor F	13	*

* Total customer accounts receivable was less than 10% of net accounts receivables.

No other customers accounted for 10% or more of the Company’s accounts receivable in the periods presented.

Concentration of Supplier Risk

The Company currently relies on a single foundry to produce wafers for GaN ICs. Loss of the relationship with this supplier could have a substantial negative effect on the Company. Additionally, the Company relies on a limited number of third-party subcontractors and suppliers for testing, packaging and certain other tasks. Disruption or termination of supply sources or subcontractors, including due to the COVID-19 pandemic or natural disasters such as an earthquake or other causes, could delay shipments and could have a material adverse effect on the Company. Although there are generally alternate sources for these materials and services, qualification of the alternate sources could cause delays sufficient to have a material adverse effect on the Company. A significant amount of the Company’s third-party subcontractors and suppliers, including third-party foundries that supply wafers for GaN ICs, are located in Taiwan. A significant amount of the Company’s assembly and test operations are conducted by third-party contractors in Taiwan and the Philippines.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

9. STOCKHOLDERS EQUITY (DEFICIT)

Common Stock

As of September 30, 2021, the Company had 93,000,000 authorized shares of common stock, of which, 87,055,332 are issued and outstanding or reserved for potential issuances of common stock related to the exercise of stock options, the vesting of restricted common stock awards and RSUs, conversion of convertible preferred stock and the exercise of warrants.

Series B-1 convertible preferred stock

On July 5, 2018, the Company amended its articles of incorporation and authorized the issuance of 6,133,979 shares of a new class of stock, Series B-1. On July 5, 2018, the Company entered into a Series B-1 purchase agreement with six new investors for 4,340,415 shares of Series B-1 for an aggregate purchase price of $12,100. The Company incurred $146, of direct costs related to the issuance of Series B-1 shares, which is recorded as a reduction of the Series B-1 convertible preferred stock.

On May 22, 2019, the Company amended the Series B-1 purchase agreement to allow for the issuance of additional shares of Series B-1. On May 22, 2019, the Company issued 1,076,136 shares of Series B-1, in exchange for cash of $3,000, to a new unrelated investor under the amended Series B-1 purchase agreement.

Series B-2 convertible preferred stock

During 2020, the Company amended its articles of incorporation and authorized the issuance of up to 24,027,913 shares of a new class of stock, Series B-2. The Company entered into Series B-2 purchase agreements with 13 investors for 18,198,891 shares of Series B-2 for an aggregate purchase price of $53,085. The Company incurred $706 of direct costs related to the issuance of Series B-2 shares, which is recorded as a reduction of the Series B-2 convertible preferred stock.

Preferred stock conversion rights

Under the terms of the July 5, 2018 amended articles of incorporation, Series A, Series B, Series B-1 and Series B-2 shares (collectively, the “Preferred Stock”) are convertible into common stock at the option of the holders at any time after issuance. Preferred Stock shares are automatically converted upon the firm underwriting commitment for an initial public offering of aggregate proceeds not less than $100,000 or upon receipt by the Company of a conversion request by at least 60% of the outstanding Preferred Stock shares. The number of common units issuable upon conversion is determined based on original issuance price divided by the conversion price. The Series A conversion price is equal to the original issuance price of $1.05 per share, the Series B conversion price is equal to the original issuance price of $1.94 per share, the Series B-1 conversion price is equal to the original issuance price of $2.79 per share and the Series B-2 conversion price is equal to the original issuance price of $2.92 per share. The conversion prices may be adjusted downward if subsequent dilutive events occur such as an issuance of additional equity. The conversion prices cannot drop below $0.01 per share.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Preferred stock distribution, redemption and liquidation preference

Series A, Series B, Series B-1 and Series B-2 shareholders are entitled to an annual, noncumulative, dividend preference of $0.08, $0.15, $0.22 and $0.23 per share, respectively. Preferred shareholders are entitled to receive dividends, when, as and if declared by the Company’s Board of Directors. The Company has not declared or paid dividends since its inception. Dividends may be made to common stockholders after satisfying the Preferred Stock dividend preferences. Payment of dividends is made on a pro-rata basis in proportion to the number of shares held by each shareholder. In addition, the Preferred Stock can be redeemed by the holders upon certain events outside of the Company’s sole control, such as a Liquidation Event (as defined in the Company’s constitution), at the liquidation preference amount plus declared but unpaid dividends. As such, Preferred Stock is presented outside of permanent equity on the Company’s balance sheets.

Series A, Series B, Series B-1 and Series B-2 shareholders are entitled to a $1.05, $1.94, $2.79 and $2.92 per share liquidation preference, respectively, subject to adjustment for any declared but unpaid dividends. After satisfying the Preferred Stock liquidation preference, remaining assets will be distributed pro-rata to the holders of common stock in proportion to the number of shares held by each holder of common stock. In the case of a Liquidation Event, to the extent that assets available for liquidation are less than the amount necessary to satisfy the liquidation preference, assets will be liquidated on a pro-rata basis to the Preferred Stock shareholders in proportion to the number of Series A, Series B, Series B-1 and Series B-2 shares held by each holder of Preferred Stock. After satisfying the Preferred Stock liquidation preference, remaining assets will be distributed pro-rata to the holders of common stock in proportion to the number of shares held by each holder of common stock.

Warrants

The Company issued warrants in connection with its term loan agreement with a bank (see Note 6). Under the original term loan agreement, the Company issued 96,300 warrants in 2016 to the bank. These warrants are exercisable into Series A shares at a price of $1.05 per share and expire on February 16, 2026. In connection with the modification of the term loan agreement on March 6, 2018, the Company issued an additional 49,223 warrants to the bank. These warrants are exercisable into Series B shares at a price of $1.94 per share and expire on March 6, 2028. The warrants issued to the bank may be exercised through payment of cash or net share settlement. The warrants issued to the bank are automatically net share settled upon expiration, acquisition of the Company or an initial public offering (including the Business Combination).

On September 6, 2018, the Company issued 717,424 warrants to a potential customer. The warrants are exercisable into Series B-1 shares at a price of $2.79 per share and expire on January 31, 2020. The warrants vest based on purchases by the end customer from January 1, 2019 through December 31, 2019. The warrants are exercisable through payment of cash. As of the date of grant and December 31, 2019, the Company has determined that it was not probable that the end customer will make enough purchases to begin vesting, and, accordingly, no expense has been recognized. The warrants did not vest and were cancelled effective January 31, 2020.

On September 7, 2018, the Company issued 215,227 warrants to an investor entity that is involved in generating sales for the Company. The warrants are exercisable into shares of common stock at a price of $0.22 per share and expire on September 7, 2023. The warrants vest based on sales generated by the investor entity through May 15, 2021. The warrants are exercisable through payment of cash or net share settlement. As of the date of grant and December 31, 2019, the investor entity has met the performance conditions for vesting of 21,522 warrants, and, accordingly, an expense amounting to $1 has been recognized. A performance milestone was achieved in March 2021, resulting in the vesting of an additional 40,176 warrants and the recognition of $4 of expense. The warrants vest and are automatically net share settled upon acquisition of the Company or an initial public offering (including the Business Combination).

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

On April 29, 2020, the Company issued warrants in connection with its loan and security agreement with a new bank. Pursuant to the agreement, the Company issued 30,000 warrants that are exercisable into Series B-2 Preferred Stock at a price of $2.92 per share and expire on April 30, 2030. The warrants issued to the bank may be exercised through payment of cash or net share settlement. The warrants are automatically net share settled upon expiration, acquisition of the Company or an initial public offering (including the Business Combination).

On December 16, 2020, the Company issued 548,523 warrants to an investor entity that is also an end customer of the Company. Vested warrants are exercisable into shares of common stock at a price of $0.29 per share and expire on December 16, 2025. The warrants vest based on purchases (indirectly) by the investor entity through December 31, 2021. The warrants are exercisable through payment of cash or net share settlement. As of December 31, 2020, the Company determined it was probable the investor would achieve the performance threshold for vesting, consequently, the company began recognizing the vesting charge for the fair value of the warrants as a reduction of revenue in proportion to the revenue generated. The Company recognized contra-revenue in the amount of $163 for the nine months ended September 30, 2021. As of June 30, 2021, the warrants were fully vested and fully expensed.

On December 29, 2020, the Company issued 342,827 warrants to an investor entity that is also an end customer of the Company. Vested warrants are exercisable into shares of common stock at a price of $0.29 per share and expire on December 29, 2025. The warrants vest based on purchases (indirectly) by the investor entity through December 31, 2021. The warrants are exercisable through payment of cash or net share settlement. As of the date of grant and September 30, 2021, the Company determined that it was not probable the investor entity would meet the performance conditions for vesting of the warrants, and, accordingly, no expense was recognized in any period.

The Company determined that all warrants issued should be classified as equity at the grant date fair value. The Company determined the grant date fair value using the Black-Scholes option pricing model.

10. LOSS PER SHARE:

Basic loss per share is calculated by dividing net loss by the weighted-average shares of common stock outstanding during the period. Diluted earnings per share are calculated by dividing net loss by the weighted-average shares of common stock and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares included in this calculation consist of dilutive shares issuable upon the assumed exercise of outstanding common stock options, the assumed vesting of outstanding restricted stock units, the assumed issuance of awards for contingently issuable performance-based awards, as computed using the treasury stock method.

The Company’s potentially dilutive securities, which include unexercised stock options, unvested shares, preferred shares and warrants for common and preferred shares, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common shareholders is the same.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

11. PROVISION FOR INCOME TAXES:

Income Taxes

Deferred tax assets and liabilities are recognized based on the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, utilizing the tax rates that are expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities and projected future taxable income. In the event that the Company determines, based on available evidence and management judgment, that all or part of the net deferred tax assets will not be realized in the future, the Company would record a valuation allowance in the period the determination is made. In addition, the calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. Resolution of these uncertainties in a manner inconsistent with the Company’s expectations could have a material impact on its results of operations and financial position.

At December 31, 2020, the Company has approximately $65,434 of federal net operating loss (“NOL”) carryforwards and approximately $31,042 of State NOL carryforwards expiring in varying amounts through 2037, with the exception Federal NOLs arising from the years ended after December 31, 2017 that may be carried forward indefinitely. Realization of the NOL carryforwards is dependent on the Company generating sufficient taxable income prior to expiration of the NOL carryforwards and is also potentially subject to usage limitations due to changes in the Company’s ownership. As of September 30, 2021, the Company continues to maintain a full valuation allowance as the Company believes that it is not more likely than not that the deferred tax assets will be fully realized.

The transfer of intellectual property and other intangible assets by Navitas U.S. to Navitas IE in connection with the Restructuring was among entities within the same consolidated group for U.S. federal income tax purposes, and as a result, any gain or loss to Navitas U.S. is expected to be deferred for U.S. federal income tax purposes.

12. COMMITMENTS and CONTINGENCIES

Lease commitments

The Company leases its corporate offices and certain equipment under noncancelable operating leases expiring through May 2024. For the three and nine months ended September 30, 2021 and 2020, total rental expense under the operating leases that have initial or remaining lease terms in excess of one year is $371, $923, $171 and $571, respectively.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Future minimum lease payments under all non-cancelable lease agreements as of September 30, 2021, are as follows:

September 30, 2021
Remainder of 2021	$275
2022	911
2023	530
2024	154
2025	—
Thereafter	—

Total future minimum lease payments	$1,870

Purchase Obligations

At September 30, 2021, the Company had no non-cancelable purchase obligations that were due beyond one year.

Employment agreements

The Company has entered into agreements with certain employees to provide severance payments to the employees for termination for reasons other than cause, death or disability. Aggregate payments that would be required to be made in the event of termination under the agreements are approximately $1,443. At September 30, 2021, no terminations have occurred or are expected to occur pursuant to these arrangements and, accordingly, no termination benefits have been accrued.

Indemnifications

The Company sells products to its distributors under contracts, collectively referred to as Distributor Sales Agreements (DSA). Each DSA contains the relevant terms of the contractual arrangement with the distributor, and generally includes certain provisions for indemnifying the distributor against losses, expenses, and liabilities from damages that may be awarded against the distributor in the event the Company’s products are found to infringe upon a patent, copyright, trademark, or other proprietary right of a third party (End Customer Indemnification). The DSA generally limits the scope of and remedies for the End Customer Indemnification obligations in a variety of industry-standard respects, including, but not limited to, limitations based on time and geography, and a right to replace an infringing product. The Company also, from time to time, has granted a specific indemnification right to individual end customers.

The Company believes its internal development processes and other policies and practices limit its exposure related to such indemnifications. In addition, the Company requires its employees to sign a proprietary information and inventions agreement, which assigns the rights to its employees’ development work to the Company. To date, the Company has not had to reimburse any of its distributors or end customers for any losses related to these indemnifications and no material claims were outstanding as of September 30, 2021, and December 31, 2020. For several reasons, including the lack of prior indemnification claims and the lack of a monetary liability limit for certain infringement cases, the Company cannot determine the maximum amount of potential future payments, if any, related to such indemnifications.

NAVITAS SEMICONDUCTOR LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2021

($ in thousands, except where noted)

Legal proceedings and contingencies

From time to time in the ordinary course of business, the Company may become involved in lawsuits, or end customers and distributors may make claims against the Company. The Company makes a provision for a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company is not currently subject to any pending actions or regulatory proceedings that either individually or in the aggregate are expected to have a material impact on its condensed consolidated financial statements.

13. EMPLOYEE BENEFIT PLAN

The Company sponsors a 401(k) tax-deferred savings plan for all employees in the United States who meet certain eligibility requirements. Participants may contribute up to the amount allowable as a deduction for federal income tax purposes. The Company contributes a certain percentage of employee annual salaries on a discretionary basis, not to exceed an established threshold. For the nine months ended September 30, 2021 and 2020, the Company made $249 and $189, respectively, in matching contributions to the 401(k) plan.

14. RELATED PARTY TRANSACTIONS

Notes Receivable

The Company has outstanding interest-bearing notes receivable from an employee. The notes have various maturity dates through May 1, 2023 and bear interest at annual rates ranging from 1.0% to 2.76%. The Company recognized $3 and $2 of interest income from the notes for the nine months ended September 30, 2021 and September 30, 2020 respectively.

	September 30, 2021	December 31, 2020
Notes receivable — employee	$210	$221

Service Agreement

On November 1, 2020, Navitas Ireland entered into a service agreement with a company affiliated with a current member of the Navitas Board to provide strategic advisory services and to assist the management team in its activities as directed by the chief executive officer in exchange for a monthly service fee of $16.

15. SUBSEQUENT EVENTS

The Company evaluated material subsequent events from the condensed consolidated balance sheet date of September 30, 2021, through November 14, 2021, the date the condensed consolidated financial statements were available to be issued.

On October 19, 2021, Navitas Semiconductor Corporation consummated the previously announced Business Combination pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of May 6, 2021, by and among LOKB, Live Oak Merger Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of LOKB and Navitas Semiconductor. (See Note 1 for further detail).